EXHIBIT 4.4

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      EMBRYO DEVELOPMENT, INC. ("Seller")

                                      AND

                           SANDO PETROCELLI ("Buyer")

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     This STOCK PURCHASE AGREEMENT (the  "Agreement"),  made as of September 21,
2004,  by  and  between  Embryo  Development,   Inc.,  a  Delaware   corporation
("Seller"), and Sando Petrocelli ("Buyer"), recites and provides as follows:

                                    RECITALS

WHEREAS, Buyer is a creditor of Seller with a significant interest in supporting decisions of Seller in connection with it raising additional capitalization and entering into certain acquisition transactions; and

WHEREAS, Seller is party to an Investment Banking Agreement with Sloan Securities Corp. ("SSC") dated September 9, 2004 (the "IBA");

WHEREAS, The IBA provides in the Term Sheet for the initial tranche of financing in the amount of $200,000 that, among other obligations, Buyer shall exchange $10,000 of the approximately $30,000 owed to Buyer by the Company for 1,000,000 shares of Common Stock at a conversion rate of $0.01 per share. This conversion rate is the same as the rate for mandatory conversion of the securities being sold as part of the first $200,000 being delivered on behalf of SSC and which SSC has stated is fair and reasonable..

WHEREAS, Seller desires to sell the Shares to Buyer;

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

ARTICLE 1: DEFINITIONS: When used in this Agreement, the following terms shall have the meanings specified:

     Section 1.1 Agreement. shall mean this Stock Purchase Agreement.

     Section 1.2 Buyer. shall mean Sando Petrocelli.

     Section 1.3 Closing. shall mean the finalization of the transaction contemplated hereby which shall be at the offices of Seller, 60 East 42nd Street, Suite 4510, New York, NY 10165 contemporaneously with the execution and delivery of this agreement.

     Section 1.4 Common Stock. shall mean the shares of common stock of Seller.
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     Section 1.5 Governmental  Authority.  shall mean any federal, state, local, municipal or other governmental department, commission, board, bureau,
          agency  or  instrumentality,   or  any  court,  in  each  case  having
          jurisdiction of the applicable matter and whether of the United States or another country.

     Section 1.6 Law. shall mean any federal, state, local, foreign or other law or treaty or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     Section 1.7 Purchase Price. shall mean $10,000 represented by Buyer exchanging and converting that amount of the obligations of Company to Buyer.

     Section 1.8 Required Consents. shall mean all consents required from Governmental Authorities, self-regulatory organizations, including the NASD, any stock exchange or other regulatory body that are necessary, desirable or required in order to give effect to the transactions contemplated herein.

     Section 1.9 SEC. shall mean the U.S. Securities and Exchange Commission.

     Section 1.10 Securities Act. shall mean the US Securities Act of 1933, as amended.

     Section 1.11 Shares Purchased. shall mean 1,000,000 shares of the Common Stock.


ARTICLE 2: PURCHASE AND SALE

     Section 2.1 Sale and Purchase of the Shares. At the Closing, upon the terms and subject to the conditions of this Agreement, and in consideration of the Purchase Price paid by Buyer to Seller, Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the Shares Purchased, free and clear of all liens, claims and encumbrances. Seller shall deliver or cause to be delivered to Buyer one or more stock certificates representing the Shares at the earliest reasonable time, but ownership shall be deemed transferred at the closing.

     Section 2.2 Payment of Purchase Price. At the Closing, Buyer shall pay to Seller the Purchase Price by reducing the obligations of Company to Buyer by the amount of the Purchase Price which shall be deemed exchanged as of the Closing.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Buyer that:

     Section 3.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of

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          Delaware.  Seller has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     Section 3.2 Authorization; Enforceability. This Agreement is the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by (a)bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and
          (b)principles of equity, whether considered at law or in equity. Seller has the right, power, authority and capacity to execute and deliver, and to perform its obligations under, this Agreement. No further corporate action is required with respect to the consummation of the transactions contemplated hereby.

     Section 3.3 No Consents. Seller represents that it believes no Required Consents, consent of any other person, and that no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Authority, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.4 The Shares Purchased. Upon payment of the Purchase Price by Buyer to Seller and Closing of the sale of the Shares Purchased, each as contemplated hereby, the Shares Purchased shall be duly and validly issued, fully-paid and non- assessable.


ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER: Buyer hereby represents and warrants to Seller that:

     Section 4.1 Accredited Investor. The Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

     Section 4.2 Authorization; Enforceability. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligation of Buyer, enforceable against Buyer, in accordance with their respective terms, except as such enforceability may be limited by (a)bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and (b)principles of equity, whether considered at law or in equity. Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to perform its obligations under, this Agreement and the other documents and instruments required hereby to which Buyer is a party.
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     Section  4.3  No  Violation  or  Conflict.  The  execution,   delivery  and
          performance by Buyer of this Agreement and all of the other documents and instruments required hereby to which Buyer is a party do not and will not conflict with or violate (a)the charter or bylaws of Buyer,
          (b) any Law, rule, regulation, judgment, order or decree binding on Buyer or (c) any contract or agreement to which Buyer is a party or by which Buyer is bound.

     Section 4.4 Consents. No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Authority, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.5 Restricted Securities

          Section 4.5.1 Buyer acknowledges and agrees that the Shares Purchased are "restricted" shares under the Securities Act and such Shares are considered Common Stock of the corporation with voting rights and such voting rights have been empowered under the Bylaws of the corporation.

          Section 4.5.2 Buyer is acquiring the Shares Purchased, for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act;

          Section 4.5.3 Seller has furnished the Buyer with all materials relating to the business, finances and operations of Seller and information Buyer deems material to making an informed investment decision regarding the purchase of the Shares Purchased which have been requested by Buyer.

          Section 4.5.4 Buyer understands that (i) the Shares Purchased have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, transferred, pledged, assigned or otherwise hypothecated unless
               (A) subsequently registered under the Securities Act and applicable state securities laws, or (B) the Buyer shall have delivered to Seller an opinion of counsel, in form acceptable to such counsel, to the effect that such securities may be sold, transferred, pledged, assigned or otherwise hypothecated pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further,

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               if Rule 144 is not  applicable,  any  resale  of such  securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as
               that  term  is  defined  in  the  Securities   Act)  may  require
               compliance with some other exemption under the Securities Act or the rules and regulations of the SEC there under; and (iii) neither Seller nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Seller reserves the right to place stop transfer instructions against the Shares Purchased and stock certificates evidencing such Shares Purchased.

          Section 4.5.5 Buyer understands that the certificates or other instruments representing the Shares Purchased shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

          Section 4.5.6 Buyer understands and acknowledges that at the time of execution of this agreement and the contemplated Closing, Buyer may be deemed an "affiliate" of the Company for purposes of Rule144.

ARTICLE 5: NO SURVIVAL; ADDITIONAL INSTRUMENTS

     Section 5.1 No Survival. Except those representations and warranties that expressly apply following the Closing, none of the representations and warranties of either party contained herein shall survive the Closing.

     Section 5.2 Additional Instruments. At any time and from time to time after the Closing, at either party's request and without further consideration, Seller and Buyer, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation

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          and take such  other  action as Seller and Buyer may  reasonably  deem necessary or desirable in order to more effectively consummate the transactions contemplated herein.

ARTICLE 6: MISCELLANEOUS

     Section 6.1 Entire Agreement; Amendment; Waiver. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 6.2 Expenses. Each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     Section 6.3 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and interpreted according to the law of the State of New York, without regard to the conflicts of law rules thereof. Each of the parties hereto, in respect of itself and its properties, agrees to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices herein. Nothing in this Section, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by Law or in equity.
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     Section 6.4 Assignment.  This Agreement and each party's  respective rights hereunder may not be assigned, by operation of Law or otherwise, without the prior written consent of the other party. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns.

     Section 6.5 Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally, by messenger or by overnight delivery service by a recognized commercial carrier to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via facsimile or electronic mail
          (confirmed by telephone in each case), in all cases addressed to the person for whom it is intended at the address provided by the parties or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section.

     Section 6.6 Counterparts/Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The execution of this Agreement by any of the parties may be evidenced by way of a facsimile transmission of such party's signature, or a photocopy of such facsimile transmission, and such facsimile signature shall be deemed to constitute the original signature of such party hereto.

     Section 6.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. Article and section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof

     Section 6.8 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby and shall remain in full force and effect.

     Section 6.9 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties to this Agreement and their successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under, or by reason of, this Agreement. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Seller contained in this Agreement.

     Section 6.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

EMBRYO DEVELOPMENT, INC.


By:_________________________________    ________________________________________
Chairman and Chief Executive Officer    Sando Petrocelli